EXHIBIT 99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. NATURAL NUTRIENTS & MINERALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-2797630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
375 N. Stephanie St. Bldg. 2 Ste. 211, Henderson, NV 89014
 (Address of Principal Executive Offices) (Zip Code)

U.S. Natural Nutrients & Minerals, Inc.
2010 Employee, Director and Consultant Stock Plan
Investor Relations Agreement with Thomas Yarbray
(Full Title of the Plan)

James Harrison
President
U.S. Natural Nutrients & Minerals, Inc.
375 N. Stephanie St. Bldg. 2 Ste. 211
Henderson, NV 89014
(Name and Address of Agent For Service)

(702) 888-1450, Ext. 281
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share under the 2010 U.S. Natural Nutrients & Minerals Employee, Director and Consultant Stock Plan	890,000	$1.00	$890,000	$63.46
Common Stock, $0.001 par value per share under the Investor Relations Agreement with Thomas Yarbray	250,000	$1.00	$250,000	$17.82
Total	1,140,000	$1.00	$1,140,000	$81.28

(1)
This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the U.S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the most recent sale price for Registrant’s common stock in a private sale transaction.

TABLE OF CONTENTS

INTRODUCTION	4

PART I

INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS	4

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	4

Item 3.

Incorporation of Documents by Reference	4

Item 4.

Description of Securities	5

Item 5.

Interests of Named Experts and Counsel	5

Item 6.

Indemnification of Directors and Officers	5

Item 7.

Exemption from Registration Claimed	6

Item 8.

Exhibits	6

Item 9.

Undertakings	7

SIGNATURES	8

EXHIBIT INDEX	9
EXHIBIT 3.2	10
EXHIBIT 5.1	13
EXHIBIT 10.1	15
EXHIBIT 23.1	22
EXHIBIT 99.1	23

INTRODUCTION

This Registration Statement on Form S-8 is filed by U.S. Natural Nutrients & Minerals, Inc. (referred to herein as the “Registrant” or the “Company”) relating to 1,140,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), issuable to eligible employees, directors, consultants and advisors under (i) the 2010 U.S. Natural Nutrients & Minerals, Inc. Employee, Director and Consultant Stock Plan and (ii) a Stock Grant Pursuant to a Consulting Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

U.S. Natural Nutrients & Minerals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Registration Statement on Form S-1 which was declared effective by the Commission on April 10, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the Registrant’s Registration Statement on Form S-1 referred to in (a) above; and

I
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (No. 333-154912) filed with the Commission on October 31, 2008, together with all Amendments thereto filed with the Commission, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award or a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Restated Articles of Incorporation, as amended, and

Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation of U.S. Natural Nutrients & Minerals, Inc. (fka America’s Driving Ranges, Inc.)	S-1	333-154912	3.1	October 31, 2008

3.2	Amendment to Articles of Incorporation dated October 26, 2009.					X

3.3	Bylaws of U.S. Natural Nutrients & Minerals, Inc., as currently in effect.	S-1	333-154912	3.2	October 31, 2008

5.1	Opinion and Consent of Law Offices of Robert L. B. Diener					X

10.1	Investor Relations Agreement dated as of December 31, 2009 by and between the Company and Thomas Yarbray					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Law Offices of Robert L. B. Diener (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	U. S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 19, 2010.

U.S. Natural Nutrients & Minerals, Inc.

By:	/s/ James Harrison
James Harrison
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of U.S. Natural Nutrients & Minerals, Inc., a Nevada corporation, do hereby constitute and appoint James Harrison, President, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. This Power of Attorney is not granted by any individual who executes this document in the State of New York, and no existing powers of attorney are revoked hereby.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Harrison	President, Director (Principal Executive Officer)	February 18, 2010
James Harrison

/s/ Dennis Cullison	Treasurer, Director	February 18, 2010
Dennis Cullison	(Principal Financial Officer)
/s/ Paul Hait	Secretary, Director	February 18, 2010
Paul Hait

/s/ Jay Michael Lofthouse	Director	February 18, 2010
Jay Michael Lofthouse

/s/ Gary Ketelson	Director	February 18, 2010
Gary Ketelson

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation of U.S. Natural Nutrients & Minerals, Inc. (fka America’s Driving Ranges, Inc.)	S-1	333-154912	3.1	October 31, 2008

3.2	Amendment to Articles of Incorporation dated October 26, 2009.					X

3.3	Bylaws of U.S. Natural Nutrients & Minerals, Inc., as currently in effect.	S-1	333-154912	3.2	October 31, 2008

5.1	Opinion and Consent of Law Offices of Robert L. B. Diener					X

10.1	Investor Relations Agreement dated as of December 31, 2009 by and between the Company and Thomas Yarbray					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Law Offices of Robert L. B. Diener (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	U. S. Natural Nutrients & Minerals, Inc. 2010 Employee, Director and Consultant Stock Plan					X

EXIHIBIT 3.2

ROSS MILLER
Secretary of State
204 North Carson Street Suite I
Carson City, Nevada 99701-4520
(775) 684 570B
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 76.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate  Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Ex 3 - 1

1. Name of corporation:

AMERICA'S DRIVING RANGES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. NAME of Corporation: U.S. NATURAL NUTRIENTS AND MINERALS, INC.

3.  SHARES:

Number of Common Shares with par value: 300,000,000 Par value per share $0.001

Number of Preferred Shares with par value; 50,000,000 Par value per share $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 4,844,500

4. Effective date of filing: (optional)                                         10/26/09

(must not be later than 90 days after the Certificate Is filed)

5. Signature: (required)

X  /s/ Dennis Cullison

Signature of Officer

Ex 3 - 2

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit- After

This form must be accompanied by appropriate fees.

Revised: 3/6/09

Ex 3 - 3

EXHIBIT 5.1

(Incorporating Exhibit 23.2)

ROBERT L. B. DIENER

Attorney at Law
122 Ocean Park Blvd.  Suite 307
Santa Monica, CA 90405
 (310) 396-1691  Fax: (310) 362-8887
r.diener@verizon.net

February 19, 2010

U.S. Natural Nutrients & Minerals, Inc.
375 N. Stephanie Street
Bldg. 2, Suite 211
Henderson, NV 89104

Re: Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 1,140,000 shares (the “Shares”) of Common Stock, $0.001 par value per share, of U.S. Natural Nutrient and Minerals, Inc, a Nevada corporation (the “Company”), that may be issued pursuant to the Company’s 2010 Employee, Director and Consultant Stock Plan (the “Plan”) and certain shares issued to a consultant to the Company.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Nevada Revised Statutes, as amended (which includes reported judicial decisions interpreting the Nevada Revised Statutes).

For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.

Ex 5 - 1

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan or the consultant agreement (as the case may be), will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

LAW OFFICES OF ROBERT DIENER

By:	/s/ Robert L. B. Diener
Robert L. B. Diener

Ex 5 - 2

EXHIBIT 10.1

INVESTOR RELATIONS AGREEMENT

THIS INVESTOR RELATIONS AGREEMENT (the "Agreement") is made effective this 31st day of December, 2009 (the  "Effective Date") by and between Thomas Yarbray, whose principal offices are located at 78365 Highway 111, #287, La Quinta, CA  92253 (hereinafter  referred to as the  "Consultant") and U.S. Natural Nutrients & Minerals, Inc., a Nevada corporation  whose principal offices are located at 375 N. Stephanie Street, Building 2, Suite 211A, Henderson, NV 89014, (hereinafter  referred  to as the  "Client"  or the "Client").

RECITALS

A.  Consultant is experienced in providing financial public relations  and  investor  relations  services  to  micro-cap  public companies and has developed relationships with retail stock brokers, individual investors,  institutional investors,  investment bankers, which will assist the Client in enhancing the market recognition of the underlying  fundamental  value of the Client's  publicly  traded shares and raising debt and/or equity capital.

B.  Client wishes to engage the financial public and investor relations advisory services of Consultant specifically to advise, assist, consult and provide the services discussed in Sections 2(a) through (d), below.

C.  Consultant agrees to be retained for the foregoing purposes, subject to the terms and conditions provided in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration  of the mutual  promises,  covenants and agreements contained herein, and for other good and valuable consideration,  the receipt  and  sufficiency of  which  are  expressly  acknowledged,  Client  and Consultant agree as follows:

(1) Scope of  Representation.  Client engages Consultant to provide Client with the investor relations services on a non-exclusive basis described in Sections 2(a) through (d) below.

(2) Engagement and Services of Consultant.  Consultant will develop a comprehensive  financial  relations  strategic plan with the following goals, all of which are designed to achieve increased and sustained share value:

a. Implement a comprehensive and aggressive  investor  relations  program with  the  main  purpose  of  introducing  the  Client  to  institutional investors, money managers, and high net worth brokers.

b.  Obtain invitations to  and  coordinate  participation  in  financial      industry conferences.

c.  Assist with  day-to-day  investor  communications  (i.e.  shareholder calls,  scheduling   appointments,   sending  introductory  and  follow-up      materials).

d. Assist the Client to carry out its programs and objectives as outlined below:

(i).  Develop a coordinated  package of financial  public  relations materials,   including  PowerPoint,   fact  sheet,  press  releases, corporate package, etc., that is acceptable to the Client and review and advise on features  and  functionality  of the Client’s website in this regard.

(ii). Introduce the Client to financial intermediaries with the goal of fulfilling the Client's financial needs.

Ex 10 - 1

(iii). Increase liquidity in the Client's  stock with the goal of  attaining  new  market  makers  and   introducing   the  Client  to professionals in the investment community.

(iv). Develop institutional ownership in the Client's stock.

(v). Assist in obtaining research from reputable institutional sales and small cap research analysts.

(vi). Create  financial  media  opportunities  for the  Client  as appropriate.

(vii). Coordinate all day-to-day investor relation's  activities -press releases,  dissemination of information,  earnings  conference calls, etc.

In conducting the foregoing efforts, Consultant will rely on the Client to provide all necessary  information  regarding the Client and its business. The Client will furnish Consultant with all relevant  publicly  available material and information regarding the business and financial condition of Client that will be accurate and complete in all material respects at the time furnished  and  will  represent   their  best  estimates  of  future performance  in the  context  of all applicable  U.S.  Federal  and State  securities  laws  and the  Securities  Exchange  Act of 1934,  as  amended (hereinafter  the "Act"),  with  specific  reference to required  material disclosures  and  standard  disclaimers   regarding estimates  of  future performance. Consultant will be relying, without independent verification, on the accuracy and  completeness  of all financial and other  information that is and will be  furnished  to  Consultant  by the Client.  Any advice rendered by  Consultant  pursuant to this  Agreement  may not be disclosed publicly in any manner  without  Consultant's  prior written  approval and will be treated  by  Client  and  Consultant  as  confidential.  Under no circumstances  shall  Consultant  be  required  to  provide  any  services pursuant  to this  Agreement  that  would  require registration  or other filings by Consultant  under any United States federal or state securities laws.

Ex 10 - 2

In the  event  the  Client  provides  any  non-public  information  to the  Consultant, in connection with this Agreement or otherwise, the Consultant   agrees to maintain such information  in  confidence  in  compliance  with  Regulation FD.

(3) Consultant's Expenses. Throughout the term of this Agreement, the Consultant shall  provide  the  types of  services  set forth in  Section 2 (a) through (d).  Consultant  shall  perform such  services at and from its  principal place of business.  Consultant shall be entitled to reimbursement by the Client for ordinary and reasonable  expenses  incurred  during the  performance of this Agreement, provided the Consultant obtains Client's prior written authorization to incur such expenses.

(4) Independent  Contractor; No Power to Bind. Consultant is not an employee of the Client for any purpose  whatsoever,  but is an independent  contractor.  Consultant shall report directly to the Client’s Chief Executive Officer.  All worked performed by the Consultant shall be at the specific direction of such Chief Executive Officer and not otherwise. Consultant does not have the right or authority to create a contract or obligation either express or implied,  on behalf of, in the name of or  binding  upon the Client or to pledge the Client's  credit,  or to extend credit in the Client's name unless otherwise agreed in writing.  Consultant shall have no right or authority to commit Client in any manner without the prior written consent of the Client.

(5)  Compensation.  Client  hereby  covenants and agrees to pay  Consultant  the following compensation:

a. The  Client  will  pay Consultant a  monthly  retainer  fee of  $5,000  (five thousand  dollars) for the term of this  agreement, payable in bi-monthly installments of $10,000 on the first business day of every other month commencing February 1, 2010.  By mutual agreement between the Client and Consultant, in lieu of cash, payments may be made in shares of Client’s Common Stock issued pursuant to the Company’s 2010 Employee, Director and Consultant Stock Plan (the “Plan”). The Client commits to maintain a current S-8 Registration Statement in effect with respect to the Plan.  For these purposes, Client’s Common Stock shall be valued based upon the highest bid price for such stock as of the most recent trading day at the time such payment is due.  Said shares shall be issued not later than five (5) business days following the date such payment is due.  Should such shares not be timely issued, payment of the amount due in cash shall become immediately due and payable.  The monthly retainer shall commence as of December 1, 2009 and run for a period of 12 months, unless the Agreement is terminated by Client as discussed in Section 6, below.

Ex 10 - 3

b. Within five (5) business days of the execution of this Agreement,  the  Client  will issue to Consultant (1) two  hundred  fifty thousand  (250,000)  newly-issued common shares of the Client  (the "Shares") and (2) a warrant to purchase two hundred fifty thousand (250,000) common shares of the Client exercisable at a price of $0.085 per share that will vested and become exercisable at the rate of 50,000 shares per year with the first 50,000 shares vesting on January 1, 2011 and an additional 50,000 shares vesting on January 1 of each succeeding year for a period of four (4)  years.  The vesting schedule would accelerate upon a change of control of the Client.  No shares may be exercised under the Warrant if the shares so exercised, combined with all other shares held by the Consultant at the time, would exceed 4.9% of the total issued and outstanding shares of the Client at the time.  Within five (5) business days of the date the Client is first eligible to file a registration statement on Form S-8, the Client will file a registration statement on Form S-8 with respect to the two hundred fifty thousand shares issued to Consultant pursuant to paragraph 5(b)(1), above.   The Client shall instruct its transfer agent to issue the necessary stock certificates, and shall instruct its counsel to issue the necessary written opinion of counsel for the Client confirming that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Client.  Client warrants that all common shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the Client's board of directors shall have duly authorized the issuance, and any transfer of them to Consultant.

(6) Term. The term of this Agreement shall commence on the Effective Date and run for an initial term of one year. This Agreement  can be  terminated  at any time by Client if  Consultant is guilty of gross  negligence,  willful  misconduct and/or  malfeasance,  upon 30 days prior written  notice  thereof to the other party, provided however, that: a) any termination of Consultant's  engagement hereunder shall not effect the Client's obligation to pay the full fees  provided for and referred to in paragraph  5(b) hereof at the times and  amounts  specified  for the initial term of one year, and; b) any termination of Consultant's  engagement hereunder shall not affect the Client's obligation to reimburse Consultant for expenses incurred in the performance of its engagement prior to such termination.

(7) Warranties and Representations. Consultant's services are provided on a best efforts basis and are based on Consultant's personal  experience and expertise. There  are no  guarantees,  warranties  and  representations  of any  kind  that Consultant's  advice or  services  will  produce  any  specific  results for the benefit of the Client.  Actual results may substantially and materially differ from those suggested by Consultant.  Consultant represents and warrants to the Client that:

a. Consultant is under no contractual restriction or other  restrictions or obligations that are inconsistent with this Agreement,  the performance of its duties and the covenants hereunder,

b. Consultant  is familiar  with all federal and state  securities  laws applicable  to the  performance  of its services as  contemplated  in this Agreement,  including  Sections  17(b) of the Securities  Act of 1933, as amended (the "Securities  Act"),  Sections 9 and 10(b) of the Exchange Act and Regulation FD;

c.  Consultant  will  comply  with  all  applicable   federal  and  state securities  laws in the  performance of the services under this Agreement; and

d. The Client  acknowledges  that the  Consultant will not be prevented from providing financial public relations and investor  relations services and consulting advice (of the type contemplated  by this  Agreement)  to others and that nothing  herein  contained  shall be  construed  to limit or restrict  the Consultant  in providing the  aforesaid  services to others, or rendering such advice to others.

Ex 10 - 4

(8) Notice. Except as otherwise  specifically  provided, any notices to be given hereunder shall be deemed given upon personal  delivery,  upon the next business day immediately  following the day sent if sent by overnight express carrier, or upon the third  business day following the day if sent by fax and  separately by postage prepaid by certified or registered mail,  return receipt  requested,  to the  following  addresses  (or such other  address as shall be  specified in any notice given):

In case of Client:

US Natural Nutrients & Minerals, Inc.
375 N. Stephanie Street
Building 2, Suite 211A
Henderson, NV 89014

In case of Consultant:

Thomas Yarbray
78365 Highway 111, #287
La Quinta, CA  92253

(9) Hold Harmless;  Indemnification.  Client and  Consultant  agree to hold each other harmless and indemnify  each other from and against any  liability,  loss, cost, expenses or damages, including attorney's fees, howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act,  misrepresentation  or omission except for gross negligence,   willful   misconduct   or   malfeasance   of,  or  breach  of  any representation, warranty or covenant.

(10)  Applicable  Law.  This  Agreement  shall  be  construed  as  whole  and in accordance  with its fair  meaning.  This  Agreement  shall  be  interpreted  in accordance with the laws of the State of California.

(11) Entire Agreement. This Agreement, together with the documents and exhibits referred  to herein,  embodies  the entire  understanding  among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions,  conditions or warranties,  or  representations  other than as expressly  stated in this  Agreement,  or as  subsequently  set forth in writing,  signed by the duly  authorized  representatives  of all of the parties hereto.  This Agreement,  when executed shall supersede and render null and void any and all preceding oral or written understandings and agreements.

Ex 10 - 5

(12) Conflict of Interest.  Consultant represents that it is not presently aware of any conflicts of interest.  The parties,  however,  acknowledge  that, in the course of Consultant's  services during the term thereof,  Consultant may now or in the future have  certain  potential or actual  conflicts of interest.  In the event Client and/or Consultant become aware of a potential or actual conflict of interest, the parties  agree to, in good faith,  utilize  their best efforts to resolve such conflict of interest, waive such conflict of interest ( which shall only be effective if contained in a written instrument executed by both parties) or, in the event the  conflict  of  interest  cannot be  resolved  to the mutual satisfaction  of the  parties  or  waived,  then the party  complaining  of such conflict  of interest  or who may be harmed by such  conflict of interest  shall have a right to terminate  this  contract . Nothing in this  Agreement  shall be construed to prohibit or interfere  with the Client  retaining  any  investment banker or corporate  financial  advisor it chooses at its sole discretion at any time.

(13) Waiver of Breach. The waiver by a party hereto of a breach of any provision of  this  Agreement  shall  not  operate  or be  construed  as a  waiver  of any subsequent breach of this Agreement.

(14) Assignment. Except as otherwise provided herein, the rights and benefits of the parties  contained  in this  Agreement  shall inure to the benefit of and be binding   upon   the   successors,   assigns,   administrators,   and   personal representatives of the parties hereto.  Consultant's duties under this Agreement cannot be delegated to any third parties without the written consent of the Client and any permitted assignee must agree to act in accordance  with the terms and conditions of this Agreement.

(15) Compliance with Law. During the term, the Consultant shall comply with all laws  and  regulations  applicable  to the  Consultant  in the  conduct  of its business and performance of its obligations hereunder.  The Agreement is subject to the jurisdiction of and laws of the State of California.

(16) No Oral Change; Waiver. This Agreement may only be changed, modified,  or amended in writing by the mutual consent of the parties  hereto.  The provisions of this  Agreement  may only be  waived  in or by  writing  signed  by the party against whom enforcement of any waiver is sought.

(17) Severability. If any provision of this Agreement shall be held or deemed to be,  or  shall  in fact be,  inoperative  or  unenforceable  as  applied  in any particular  case because it  conflicts  with any other  provision or  provisions hereof,  or any other  provision or provisions  hereof,  or any  constitution or statute or rule of public policy,  or for any other reason,  such  circumstances shall not have the effect of rendering the provision in question  inoperative or unenforceable  to any  extent  whatsoever.  The  invalidity  of any  one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

Ex 10 - 6

IN WITNESS WHEREOF, the parties hereto have agreed,  accepted and executed this Agreement on December 31, 2009:

U.S. NATURAL NUTRIENTS & MINERALS, INC.

By:	/s/ James Harrison
James Harrison, President

/s/ Thomas Yarbray
Thomas Yarbray

Ex 10 - 7

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2009 relating to the financial statements which appears in U.S. Natural Nutrients and Minerals, Inc.’s Current Report on Form 8-K (Exhibit 99.1) for the year ended December 31, 2008.

/s/ Paritz & Co., P.A.

Hackensack, N.J.

February 19, 2010

Ex 23 - 1

EXHIBIT 99.1

U.S. NATURAL NUTRIENTS AND MINERALS, INC., INC.

2010 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this U.S. Natural Nutrients and Minerals, Inc., Inc. 2010 Employee, Director and Consultant Stock Plan, have the following meanings:

(a)	“Administrator” means the Board, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

(b)	“Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(c)	“Award” means a Stock Appreciation Right, Stock Option or Stock Award.

(d)	“Board” means the Board of Directors of the Company.

Ex 99 - 1

(e)
“Cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of Cause shall be made by the Administrator in its sole discretion. Cause is not limited to events which have occurred prior to a Participant’s termination of employment or services, nor is it necessary that the Administrator’s finding of Cause occur prior to the termination of employment or services. If the Administrator determines, subsequent to a Participant’s termination of employment or services but prior to the vesting of a Stock Option, Stock Appreciation Right or Stock Award or exercise of a Stock Option or Stock Appreciation Right, that either prior or subsequent to the Participant’s termination of employment or services the Participant engaged in conduct which would constitute Cause, then the unvested Stock Option, Stock Appreciation Right or Stock Award, as applicable, is immediately cancelled and any vested Stock Options or Stock Appreciation Rights cease to be exercisable. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term) which is in effect at the time of termination, such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)	“Commission” means the Securities and Exchange Commission or any successor agency.

(h)
“Committee” means a committee of Directors appointed by the Board to administer this Plan. With respect to Stock Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Stock Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code.

(i)	“Company” means U.S. Natural Nutrients and Minerals, Inc., Inc., a Nevada corporation.

(j)	“Director” means a member of the Company’s Board of Directors.

(k)
“Disability” or “Disabled” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, and which renders the Participant unable to engage in any substantial gainful activity; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense.

Ex 99 - 2

Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(l)	“Effective Time” means the date of adoption of the Plan by the Company’s Board, January 19, 2010.

(m)	“Eligible Individual” means any officer, employee or director of the Company or an Affiliate, or any consultant or advisor providing services to the Company or an Affiliate.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)
“Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator and in accordance with Section 409A of the Code.

(p)
“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have substantially all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of substantially all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(q)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

Ex 99 - 3

(r)	“Non-Employee Director” means a Director who is not an officer or employee of the Company or any Affiliate.

(s)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	“Optionee” means a person who holds a Stock Option.

(u)	“Participant” means a person granted an Award.

(v)	“Plan” means this U.S. Natural Nutrients and Minerals, Inc., Inc. 2010 Employee, Director and Consultant Stock Plan.

(w)
“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom a Stock Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(x)	“Stock” means shares of the Company’s common stock, par value $.001 per share.

(y)	“Stock Appreciation Right” means a right granted under Section 6.

(z)
“Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock. A Stock Award may be settled in Stock or cash, as determined in the discretion of the Administrator.

(aa)	“Stock Option” means an option granted under Section 5.

(bb)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

Ex 99 - 4

(cc)
“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or of any parent or subsidiary corporation of the Company determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

2. ESTABLISHMENT AND PURPOSE.

The Plan is established by the Company to attract and retain persons eligible to participate in the Plan, motivate Participants to achieve long-term Company goals, and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of the Effective Time, subject to approval by the Company’s stockholders within 12 months before or after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the effective date.

3. ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by the Administrator; provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals; provided, however, that each Eligible Individual must be an officer, employee, director or consultant of the Company or of an Affiliate at the time the Award is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Award to a person not then an officer, employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Award shall be conditioned upon such person becoming an Eligible Individual at or prior to the time the Award is granted. Participation shall be limited to such persons as are selected by the Administrator. The granting of any Award to any individual shall neither entitle that individual to, nor disqualify such individual from, participation in any other Awards.

Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Stock to be covered by each Award granted hereunder;

Ex 99 - 5

(d)	to approve forms of agreement for use under the Plan;

(e)
to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

(f)
subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

(g)	to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;

(h)
to adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Options or Shares acquired upon the exercise of Stock Options;

(i)	to determine the Fair Market Value; and

(j)	to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 7.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Ex 99 - 6

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants, unless otherwise determined by the Board if the Administrator is the Committee.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

4. STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 4, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed a number equal to 15% of the total number of shares of Stock outstanding immediately following the Effective Time, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock; provided, however, that, as of January 1 of each calendar year, commencing with the year 2011, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number sufficient to cause the number of shares of Stock covered by the Plan to equal 15% of the total number of shares of Stock then outstanding, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kind of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding Awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

5. STOCK OPTIONS.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Ex 99 - 7

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

Stock Options granted under this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable.

(a)
Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if the Stock Option is intended to qualify as an Incentive Stock Option and is granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b)	Shares. Each option agreement shall state the number of shares to which it pertains.

(c)
Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(d)
Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option, provided that the Administrator shall not accelerate the exercise date of any installment of any Incentive Stock Option (and not previously converted into a Non-Qualified Stock Option pursuant to Section 9(g)) if such acceleration would violate the annual exercisability limitation contained in Section 422(d) of the Code, as described in subsection (f) below.

Ex 99 - 8

(e)
Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company or its designee specifying the number of shares of Stock subject to the Stock Option to be purchased and by complying with any other condition(s) set forth in the option agreement.

The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of unrestricted Stock already owned by the Optionee (or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to a Stock Award hereunder) held for at least 6 months based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Optionee, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an Incentive Stock Option as is permitted by Section 422 of the Code, and a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Administrator.

No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(f)
Limitation on Yearly Exercise for Incentive Stock Options. The option agreements shall restrict the amount of Incentive Stock Options which may become exercisable in any calendar year (under this or any other Incentive Stock Option plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year does not exceed $100,000.

Ex 99 - 9

(g)
Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(h)
Termination by Death. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised by the Participant’s Representative (i) to the extent that the Stock Option has become exercisable but has not been exercised on the date of death and (ii) in the event rights to exercise the Stock Option accrue periodically, to the extent of a pro-rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death. If the Participant’s Representative wishes to exercise the Stock Option, the Representative must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the shares on a later date if the Participant had not died and had continued to be an officer, employee, director or consultant or, if earlier, within the originally prescribed term of the Stock Option. In the event of termination of employment or provision of services due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i)
Termination by Reason of Disability. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee (i) to the extent that the Stock Option has become exercisable but has not been exercised on the date of Disability; and (ii) in the event rights to exercise the Stock Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability. A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the shares on a later date if the Participant has not become Disabled and had continued to be an officer, employee, director or consultant or, if earlier, within the originally prescribed term of the Stock Option. In the event of termination of employment or provision of services by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

Ex 99 - 10

(j)
Termination for Cause. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or services terminate for Cause, all outstanding and unexercised Stock Options as of the time the Optionee is notified that such Optionee’s employment or services are terminated for Cause will immediately be cancelled.

(k)
Other Termination. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates for any reason other than death, Disability or Cause, the Optionee may exercise any Stock Option granted to the Optionee to the extent that the Stock Option is exercisable on the date of such termination, but only within such term as the Administrator has designated in the Optionee’s option agreement. The provisions of this Section 5(k), and not the provisions of Sections 5(h) and 5(i), shall apply to an Optionee who subsequently becomes Disabled or dies after the termination of employment or service; provided, however, that in the case of an Optionee’s Disability or death within three months after the termination of service, the Optionee or the Optionee’s survivors may exercise the Stock Option within one year after the date of the Optionee’s termination of service, but in no event after the date of expiration of the term of the Stock Option. Notwithstanding anything in this Section 5(k) to the contrary, if subsequent to an Optionee’s termination of employment or services, but prior to the exercise of a Stock Option, the Administrator determines that, either prior to subsequent to the Optionee’s termination of employment or services, the Optionee engaged in conduct that would constitute Cause, then such Optionee shall cease to have any right to exercise such Stock Option. An Optionee who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Optionee’s service with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide. Except as required by law or as set forth in the Optionee’s option agreement, Stock Options granted under the Plan shall not be affected by any change of an Optionee’s status within or among the Company and any Affiliates, so long as the Optionee continues to be an officer, employee, director or consultant of the Company or any Affiliate. In the event of termination of services for any reason other than death, Disability or Cause, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(l)	Participant Loans. Unless otherwise prohibited by law for either the Company or the Optionee, the Administrator may in its discretion authorize the Company to.

(i)	lend to an Optionee an amount equal to such portion of the exercise price of a Stock Option as the Administrator may determine; or

(ii)	guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price.

Ex 99 - 11

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value on the date of exercise, less the par value, of the shares of Stock to be purchased upon the exercise of the Stock Option, and (ii) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

6. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator, or, if granted in conjunction with all or part of any Stock Option, upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 6, and, if granted in conjunction with all or part of any Stock Option, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 6. Stock Options which have been so surrendered, if any, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(a)
Stock Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times and to such extent as determined by the Administrator. Stock Appreciation Rights granted in conjunction with all or part of any Stock Option shall be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(b)
Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Stock or both, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock over (i) such Fair Market Value per share of Stock as shall be determined by the Administrator at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(c)	A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 5(g).

Ex 99 - 12

7. STOCK AWARDS OTHER THAN OPTIONS.

Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock or cash, as determined by the Administrator, upon the attainment of one or more performance goals or service requirements established by the Administrator.

The principal terms of each Stock Award shall be set forth in a stock grant agreement, which shall be in a form approved by the Administrator and shall contain the terms and conditions which the Administrator determines to be appropriate and in the best interests of the Company, including the number of shares to which the Stock Award relates.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

(a)	cash or cash equivalents;

(b)	past services rendered to the Company or any Affiliate; or

(c)
future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the Stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.”

Ex 99 - 13

8. CHANGE IN CONTROL PROVISIONS.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)
Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;

(ii)
The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(iii)	All outstanding repurchase rights of the Company with respect to any outstanding Awards shall terminate; and

(iv)	Outstanding Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

(A)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation,

(B)	The assumption of the outstanding awards by the surviving corporation or its parent or subsidiary;

(C)	The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(D)	Settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price).

(v)
In the absence of any agreement of merger or reorganization effecting such Change in Control, each share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

Ex 99 - 14

(b)	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b); or

(ii)
Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
The consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

Ex 99 - 15

(iv)
The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b), assuming for this purpose that such transaction were a Corporate Transaction.

(c)
Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the 60-day period prior to and including the date of a Change in Control, or if the Stock is not publicly quoted, the Fair Market Value determined by the Administrator and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

9. MISCELLANEOUS.

(a)
Amendment. The Board may amend or alter the Plan or any Award, but no amendment or alteration shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate to claim a deduction under, or otherwise comply with, the Code (including, but not limited to, Section 409A of the Code). No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.

The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent.

Notwithstanding anything in the Plan to the contrary, neither the Board nor a Committee may (i) amend a Stock Option to reduce its option price, (ii) cancel a stock option and re-grant a Stock Option with a lower option price that the option price of the cancelled Stock option or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing a Stock Option.

(b)
Termination of the Plan. The Plan will terminate on the date which is 10 years from the earlier of the date of its adoption by the Board and the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any option agreements, Stock Appreciation Right agreements or Stock Award agreements executed prior to the effective date of such termination.

Ex 99 - 16

(c)
Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(d)
Rights as a Shareholder: No Participant to whom an Award has been granted shall have rights as a shareholder with respect to any shares covered by such Award, except after due exercise of the Stock Option or Stock Appreciation Right or vesting of the Stock Award and tender of the full purchase price, if any, for the shares being purchased pursuant to such exercise or award and registration of the shares in the Company’s share register in the name of the Participant.

(e)
Issuance of Securities: Except as expressly provided herein, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Awards. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of shares pursuant to an Award.

(f)	Fractional Shares: No fractional shares shall be issued under the Plan and the Company shall pay cash in lieu of fractional shares equal to the Fair Market Value of such fractional shares.

(g)
Conversion of Incentive Stock Options into Non-Qualified Stock Options; Termination of Incentive Stock Options: The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or a Subsidiary at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Stock Options as the Administrator, in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s Incentive Stock Options converted into Non-Qualified Stock Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such conversion.

Ex 99 - 17

(h)
Notice to Company of Disqualifying Disposition: Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a “Disqualifying Disposition” of any shares acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (i) two years after the date the employee was granted the Incentive Stock Option, or (ii) one year after the date the employee acquired shares by exercising the Incentive Stock Option, except as otherwise provided in Section 424(c) of the Code. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(i)	General Provisions.

(i)
The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(iii)
The adoption of the Plan shall not confer upon any employee, director consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)
No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

Ex 99 - 18

(v)
The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi)
Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(vii)
The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii)
If any payment or right accruing to a Participant under this Plan (without the application of this Section (9)(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 9(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

(ix)
To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

Ex 99 - 19

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)
If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)
This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors

(xiii)
This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control

(xiv)
In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

(xv)
None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Nevada (other than its law respecting choice of law).

(j)
Compliance with Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code, and official guidance issued thereunder, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistently with this intent.

Ex 99 - 20